Exhibit 10.23

LOAN AGREEMENT	CONTRATO DE MÚTUO
For this particular agreement, and in the best form of the Law, the parties hereinafter referred and qualified, namely	Pelo presente instrumento particular, e na melhor forma de Direito, as Partes adiante designadas e qualificadas, a saber,
on the one hand, as Lender,	de um lado, na qualidade de Mutuante,

BRAZIL ROYALTY CORP PARTICIPATES E INVESTIMENTOS LTDA., a limited liability company incorporated under the laws of Brazil, with its headquarters in the Capital of the State of Minas Gerais, at Turim Street, No. 59, 3rd floor, Avante Empresarial Business Complex, Santa Lucia Neighborhood, Zip Code 30360-552, enrolled with the CNPJ under No. 45.637.852/0001-22, herein represented pursuant to its Articles of Association (the “Lender”);

BRAZIL ROYALTY CORP PARTICIPAÇÕES E INVESTIMENTOS LTDA., sociedade empresária limitada constituída no Brasil, com sede na Capital do Estado de Minas Gerais, na Rua Turim, n.º 59, 3º andar, Condomínio Avante Empresarial, Bairro Santa Lúcia, CEP 30360-552, inscrita no CNPJ n.º 45.637.852/0001-22, neste ato representada na forma de seu Contrato Social (a “Mutuante”);

and, on the other hand, as Borrower;	e, de outro lado, na qualidade de Mutuária,

ALPHA MINERALS BRAZIL PARTICIPATES LTDA., a limited liability company incorporated under the laws of Brazil, with its headquarters in the Capital of the State of Minas Gerais, at Turim Street, No. 59, 3rd floor, Avante Empresarial Business Complex, Santa Lucia Neighborhood, Zip Code 30360-552, enrolled with the CNPJ under No. 43.093.229/0001-20, herein represented pursuant to its Articles of Association (the “Borrower”);

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA., sociedade empresária limitada constituída no Brasil, com sede na Capital do Estado de Minas Gerais, na Rua Turim, n.º 59, 3º andar, Condomínio Avante Empresarial, Bairro Santa Lúcia, CEP 30360-552, inscrita no CNPJ sob o n.º. 43.093.229/0001-20, neste ato representada na forma de seu Contrato Social (a “Mutuária”);

WHEREAS, that the Lender transferred funds to the Borrower, as loans, through bank transfers or direct payments of expenses of the Borrower, on its behalf and order, which are indicated in a spreadsheet that is part of this agreement in its Appendix I., and that on the present date the balance of the Borrower’s debt in favor of the Lender is BRL3,729,208.32 (three million, seven hundred and twenty-nine thousand, two hundred and eight Brazilian Reais and thirty-two cents);

considerando que a Mutuante disponibilizou recursos em favor da Mutuária, a título de mútuo, por meio da realização de transferências bancárias ou de pagamentos diretos de despesas da Mutuária, por sua conta e ordem, os quais estão indicados em planilha que integra o presente como seu Anexo I., e que, na presente data, o saldo da dívida da Mutuária em favor da Mutuante totaliza R$3.279.208,32 (três milhões, duzentos e setenta e nove mil, duzentos e oito reais e trinta e dois centavos);

WHEREAS, that the Lender intends to make additional resources available in favor of the Borrower from this date, also as a loan, so that the total balance loaned may be up to R$6,105,000.00 (six million one hundred and five thousand Brazilian Reais);

considerando que a Mutuante tem a intenção de disponibilizar recursos adicionais em favor da Mutuária a partir da presente data, também a título de mútuo, de modo que o saldo total mutuado seja de até R$6.105.000 (seis milhões, cento e cinco mil reais);

WHEREAS, that the Parties intend to consolidate all the payments previously made by the Lender in favor of the Borrower, as well as to regulate the rules applicable to the loan and its payment;

considerando que as Partes têm a intenção de consolidar todos os pagamentos até então realizados pela Mutuante em favor da Mutuária, bem assim de disciplinar as regras aplicáveis ao mútuo e a seu pagamento;

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now, THEREFORE, in consideration of the mutual promises and covenants set forth in this Loan Agreement (the “Loan Agreement”), the Parties agree as follows:	resolvem, de comum acordo, celebrar o presente Contrato de Mútuo (o “Contrato de Mútuo”), que será regido pelas seguintes cláusulas e condições:
1. LOAN.	1. MÚTUO.

1.1. Loan Amount. By means of this Loan Agreement, the Borrower agrees and declares that, from August 1st, 2024 to the present date, it has received from the Lender the total and certain amount of R$3,729,208.32 (three million, seven hundred and twenty-nine thousand, two hundred and eight Brazilian Reais and thirty-two cents), in the amounts and on the dates indicated in the spreadsheet that is part of this Loan Agreement as its Appendix I., which, added to the resources to be made available as of the present date, respecting the global limit of R$6,105,000.00 (six million one hundred and five thousand Brazilian Reais), will be hereinafter referred to as the “Loan Amount” (the “Loan”). The amount of the Tax on Credit, Exchange and Insurance Transactions, or related to Securities or Bonds (the “IOF”, in the Brazilian acronym) is also part of the Loan Amount for all purposes of Brazilian Law and this Loan Agreement. The Loan Amount was or will be made available by the Lender by means of bank transfers to a bank account held by the Borrower or paid to third parties, on its behalf and order, as may be defined by mutual agreement between the Parties.

1.1. Empréstimo. Pelo presente Contrato de Mútuo, a Mutuária concorda e declara que, desde o dia 1º de agosto de 2024 até a presente data, recebeu da Mutuante o valor total, líquido e certo de R$3.279.208,32 (três milhões, duzentos e setenta e nove mil, duzentos e oito reais e trinta e dois centavos), nos valores e datas indicados na planilha que integra o presente Contrato de Mútuo como seu Anexo I., o qual, somado aos recursos a serem disponibilizados a partir da presente data, respeitado o limite global de R$6.105.000 (seis milhões, cento e cinco mil reais), será doravante denominado o “Valor do Empréstimo” (o “Empréstimo”). O valor do Imposto sobre Operações de Crédito, Câmbio e Seguro, ou relativas a Títulos ou Valores Mobiliários (o “IOF”) também integra o Valor do Empréstimo para todos os fins de direito e do presente Contrato de Mútuo. O Valor do Empréstimo foi ou será disponibilizado pela Mutuante por meio de transferências bancárias para conta corrente de titularidade da Mutuária ou pagos a terceiros, por sua conta e ordem, conforme vier a ser definido de comum acordo entre as Partes.

1.2. Remuneration. The Loan Amount described in item 1.1. above shall be subject to monetary restatement calculated by the variation of the CDI, applied “pro rata dies”, from the date of disbursement by the Lender until the date of the respective settlement by the Borrower (the “Remuneration”). The Loan Amount is not subject to other interest or additions.

1.2. Remuneração. Sobre o Valor do Empréstimo descrito no item 1.1., supra, será devida atualização monetária calculada pela variação do CDI, aplicada, “pro rata dies”, desde a data de desembolso pela Mutuante até a data da respectiva liquidação pela Mutuária (a “Remuneração”). O Valor do Empréstimo não está sujeito à incidência de outros juros ou acréscimos.

2. MATURITY AND PAYMENT.	2. VENCIMENTO E FORMA DE PAGAMENTO.

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2.1. Maturity. The Loan Amount shall be paid in full to Lender in R$ (Brazilian Reais), through a deposit into the Lender’s bank account to be indicated in writing in due course on the earliest of the following dates to occur (the “Maturity Date”):

(i) December 31st, 2026;

(ii) five (5) business days after the sale or transfer of a controlling interest in the controlling company of the Borrower; or

(iii) five (5) business days after the sale or transfer of a controlling interest in the Borrower.

2.1. Vencimento. O Valor do Empréstimo deverá ser integralmente restituído à Mutuante, em R$ (Reais), por meio de depósito em conta bancária da Mutuante a ser oportunamente indicada, por escrito, na primeira das seguintes datas (a “Data de Vencimento”):

(i) 31 de dezembro de 2026;

(ii) 5 (cinco) dias úteis após a venda ou transferência do controle acionário da controladora da Mutuária; e

(iii) 5 (cinco) dias úteis após a venda ou transferência do controle acionário da Mutuária

2.1.1. Maturity on a non-business day. In the event that the maturity of the Loan Amount occurs on a day that is not a business day, it is hereby established by the Parties that the term provided for in 2.1. will be extended to the subsequent business day. For the purposes of the provisions of this item 2.1.1., a business day shall be considered any day other than a Saturday, Sunday or a day on which commercial banks are required or authorized by law to remain closed in the Capital of the State of Minas Gerais.

2.1.1. Vencimento em dia não útil. Na hipótese de o vencimento do Valor do Empréstimo ocorrer em dia que não seja dia útil, fica desde logo estabelecido pelas Partes que o termo previsto em 2.1. será prorrogado para o dia útil subsequente. Para fins do disposto neste item 2.1.1., será considerado dia útil qualquer dia que não um sábado, domingo ou um dia em que os bancos comerciais estão obrigados ou autorizados por lei a permanecerem fechados na Capital do Estado de Minas Gerais.

2.2. Delay. In the event of delay in payment of the Loan Amount, the amount due and unpaid by the Borrower to the Lender, without prejudice to the incidence of Remuneration until the full settlement of any outstanding balances, shall be increased by (i.) interest of 1% (one percent) per month, calculated, “pro rata dies”, on the amount in arrears, from the due date until the date of actual payment, as well as (ii.) a late payment fine of 5% (five percent).

2.2. Atraso. Em caso de atraso no pagamento do Valor do Empréstimo, a importância devida e não paga pela Mutuária à Mutuante, sem prejuízo da incidência da Remuneração até a efetiva liquidação integral de quaisquer saldos em aberto, será acrescida de (i.) juros de mora de 1% (um por cento) ao mês, calculados, “pro rata dies”, sobre o montante em atraso, desde a data de vencimento até a data do efetivo pagamento, bem como (ii.) multa moratória de 5% (cinco por cento)

2.3. Settlement. For all legal purposes and effects, the presentation of bank receipts for the bank transfers relating to the payment of the Loan Amount, plus the Remuneration, to the bank account held by the Lender, as informed in item 2.1. above, shall imply the granting, by the Lender to the Borrower, of the broadest, most general, irrevocable and irreversible settlement as to the receipt of the refund of the Loan Amount and the Remuneration to which it is entitled, to no longer demand or discuss anything in this regard, at any time.

2.3. Quitação. Para todos os fins e efeitos legais, a apresentação dos comprovantes bancários de realização das transferência bancárias relativas ao pagamento do Valor do Empréstimo, acrescido da Remuneração, para a conta bancária de titularidade da Mutuante, conforme informada no item 2.1., supra, implicará na outorga, pela Mutuante à Mutuária, da mais ampla, geral, irrevogável e irretratável quitação quanto ao recebimento da restituição do Valor do Empréstimo e da Remuneração a que faz jus, para mais nada exigir ou discutir a esse título, a qualquer tempo.

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2.4. Taxes. All charges, fees or expenses of the loan or resulting from this Loan Agreement, in particular the IOF or any other taxes to be withheld, shall be borne exclusively by the Borrower. Any amounts due under this Loan Agreement shall be paid in full and shall be adjusted (gross-up) to eliminate the effects of any fees or withholdings that may be applied to such payment.

2.4. Tributos. Todos os encargos, taxas ou despesas do empréstimo ou resultantes deste Contrato de Mútuo, em especial o IOF ou quaisquer outros tributos a serem retidos na fonte, serão suportados exclusivamente pela Mutuária. Quaisquer montantes devidos nos termos deste Contrato de Mútuo deverão ser pagos integralmente e deverão ser ajustados (gross-up) para eliminar os efeitos de quaisquer taxas ou retenções que possam ser aplicadas em tal pagamento.

3. TRANSFER OF THE OBLIGATION TO PAY THE LOAN AMOUNT.	3. TRANSFERÊNCIA DA OBRIGAÇÃO DE PAGAMENTO DO VALOR DO EMPRÉSTIMO.

3.1. Novation of Debt. The Lender hereby agrees that the obligation to pay the Loan Amount, as set forth in SECTION 2. above, may be novated by the Borrower to a company incorporated under the laws of the Cayman Islands named RARE EARTHS AMERICAS LTD., or by any other company that may act as a partner or controlling company of the Borrower, in which case the Lender must manifest its express agreement with respect to the deed of novation that may be executed specifically for this purpose (the “Deed of Novation”). The Lender is also aware that (i.) RARE EARTHS AMERICAS LTD. shall only be obliged to make the payment of the Loan Amount, in the manner that may be established in the Deed of Novation, if there is the implementation of an initial public offering of its own shares or the execution of any other transaction involving its shares that results in the raising of funds in an amount exceeding A$20,000,000.00 (twenty million Australian dollars, or the equivalent in other currencies, and in this case, (ii.) the receipt of the Loan Amount may be in R$ (Reais) or through the receipt of shares in an amount equivalent to the Loan Amount, duly increased by the Remuneration, at the sole discretion of the Lender.

3.1. Novação da Dívida. A Mutuante desde logo concorda que a obrigação de pagamento do Valor do Empréstimo, nos moldes estabelecidos na CLÁUSULA 2., supra, poderá ser novada pela Mutuária e transferida para sociedade incorporada segundo as leis das Ilhas Cayman denominada RARE EARTHS AMERICAS LTD., ou por qualquer outra empresa que venha a atuar como sócia ou controladora da Mutuária, devendo, neste caso, manifestar sua expressa concordância em relação ao instrumento particular de novação de dívidas que vier a ser celebrado especificamente para este fim (the “Instrumento de Novação de Dívida”). A Mutuante tem ciência, ainda, de que (i.) a RARE EARTHS AMERICAS LTD. somente será obrigada a realizar o pagamento do Valor do Empréstimo, nos moldes que vierem a ser estabelecidos no Instrumento de Novação de Dívida, se houver a implementação de uma oferta pública inicial de suas próprias ações ou a celebração de qualquer outra transação envolvendo suas ações que resulte na captação de recursos em montante superior a A$20,000,000.00 (vinte milhões de dólares australianos, ou o equivalente em outras moedas, bem assim que, neste caso, (ii.) o recebimento do Valor do Empréstimo poderá ser em R$ (Reais) ou mediante o recebimento de ações em valor equivalente ao Valor do Empréstimo, devidamente acrescido da Remuneração, a exclusivo critério da Mutuante.

4. MISCELLANEOUS.	4. DISPOSIÇÕES GERAIS.

4.1. Entire Agreement. This Loan Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, among the Parties.

4.1. Acordo Integral. Este Contrato de Mútuo constitui o acordo integral entre as Partes referente ao assunto nele tratado e substitui todos os acordos, negociações, discussões e entendimentos anteriores, escritos ou orais, entre as Partes.

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4.2. Amendments. This Loan Agreement may only be amended in written and shall be executed by both Parties.	4.2. Alterações. Qualquer alteração a qualquer disposição deste Contrato de Mútuo deverá ser formalizada, por escrito, e assinada por ambas as Partes.
4.3. No Set-Off. All amounts due under or in connection with this Loan Agreement shall be paid in full without any set-off or counterclaim, whether arising under this Loan Agreement or otherwise.

4.3. Vedação à compensação. Todos os valores devidos sob ou em conexão com este Contrato de Mútuo serão pagos integralmente sem qualquer compensação ou reconvenção, seja decorrente deste Contrato de Mútuo ou de outra forma.

4.4. Succession and Assignment. This Loan Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assignees. Except with the prior written consent of the other Party or in the event previously authorized in CLAUSE 3., above, a Party shall not have the right to assign or otherwise transfer its rights and obligations under this Loan Agreement.

4.4. Sucessão e Cessão. Este Contrato de Mútuo vincula as Partes e seus respectivos sucessores e cessionários. É vedado a qualquer das Partes ceder ou de outra forma transferir seus direitos e obrigações decorrentes deste Contrato de Mútuo, salvo mediante a prévia anuência por escrito da outra Parte ou na hipótese previamente autorizada na CLÁUSULA 3., supra.

4.5. Applicable law. This Loan Agreement shall be governed by and construed in accordance with the Law of the Federative Republic of Brazil.	4.5. Legislação aplicável. O presente Contrato de Mútuo será regido e interpretado de acordo com as leis da República Federativa do Brasil.
4.6. Language. This Loan Agreement is written simultaneously in English and Portuguese. In the event of any contradiction, the Portuguese version shall prevail.	4.6. Idioma. O presente Contrato de Mútuo é redigido simultaneamente em inglês e em português. No caso de qualquer divergência, a versão em idioma português prevalecerá.

4.7. Waiver. The failure by any Party to enforce at any time any of the provisions of this Loan Agreement shall in no way be construed to be a waiver of any such provision unless such waiver is acknowledged in writing, nor shall such failure affect the validity of this Loan Agreement or any part thereof or the right of a Party to enforce each and every provision. No waiver of a breach of this Loan Agreement shall be held to be a waiver of any other or subsequent breach.

4.7. Renúncia. A falha de qualquer Parte em fazer cumprir, a qualquer momento, qualquer uma das disposições deste Contrato de Mútuo, não será de forma alguma interpretada como uma renúncia de qualquer disposição, a menos que tal renúncia seja reconhecida por escrito, nem tal falha afetará a validade deste Contrato de Mútuo ou qualquer parte dele ou o direito de uma Parte de fazer cumprir cada disposição. Nenhuma renúncia de uma violação a este Contrato de Mútuo será considerada uma renúncia a qualquer outra violação subsequente.

4.8. Severability. If any provision of this Loan Agreement is wholly or partially invalid, this Loan Agreement shall be interpreted as if the invalid provision had not been a part hereof so that the invalidity shall not affect the validity of the remainder of this Loan Agreement which shall be construed as if this Loan Agreement had been executed without the invalid portion.

4.8. Independência das Disposições Contratuais. Se qualquer disposição deste Contrato de Mútuo for considerada total ou parcialmente inválida, este Contrato de Mútuo será interpretado como se a disposição inválida não tivesse sido parte dele, de modo que a invalidade não afetará a validade do restante deste Contrato de Mútuo, que será interpretado como se este Contrato de Mútuo tivesse sido executado sem a parte inválida.

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4.9. Notices. Any communication or notices in connection hereof shall be sent by registered mail (with return receipt requested), by electronic mail (with confirmation of receipt) or by hand delivery (against written acknowledgement of receipt) to the addresses mentioned above, or to such other address as may have been communicated by one Party to the other Party.

4.9. Notificações. Quaisquer comunicações ou notificações relacionadas ao presente Contrato de Mútuo deverão ser enviadas por carta registrada (com aviso de recebimento), email (com confirmação de recebimento) ou por entrega mediante recibo, nos endereços indicados no preâmbulo, ou em qualquer outro endereço que venha a ser informado por uma Parte à outra.

4.10. Specific Performance. The Parties acknowledge that any breach of this Loan Agreement may cause the other Party irreparable harm for which damages are not an adequate remedy. The Parties agree that, in the event of any such breach, in addition to other remedies at law or in equity that the injured Party may have, the injured Party shall be entitled to seek specific performance, pursuant to the Brazilian Code of Civil Procedure.

4.10. Execução Específica. As Partes reconhecem que qualquer violação a este Contrato de Mútuo pode causar à outra Parte prejuízos irreparáveis para os quais a mera imputação de perdas e danos não são uma solução adequada. As Partes concordam que, no caso de qualquer violação, além de outras soluções legais ou de equidade que a Parte prejudicada possa ter, a Parte prejudicada terá o direito de buscar execução específica, de acordo com o Código de Processo Civil Brasileiro.

4.11. Cumulative Performance. The rights and remedies of the Parties under this Loan Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by applicable law.

4.11. Execução Cumulativa. Os direitos e recursos das Partes sob este Contrato de Mútuo são cumulativos e adicionais, e não substituem quaisquer direitos ou medidas previstos na legislação aplicável.

4.12. Extrajudicial Enforcement Instrument. This Loan Agreement constitutes an extrajudicial enforcement instrument (título executivo extrajudicial) for all the purposes and effects of the Brazilian Code of Civil Procedure.

4.12. Título Executivo Extrajudicial. Este Contrato de Mútuo constitui título executivo extrajudicial para todos os fins e efeitos do Código de Processo Civil Brasileiro.

4.13. Jurisdiction. With the exclusion of any other, however privileged they can be, the Parties have elected the Courts of the City of Belo Horizonte, State of Minas Gerais, to settle any conflicts of interpretation or application of the terms of this Loan Agreement.

4.13. Jurisdição. Com a exclusão de qualquer outro, por mais privilegiado que possa ser, as partes elegem o Foro da Cidade de Belo Horizonte, Estado de Minas Gerais, para dirimir quaisquer conflitos de interpretação ou aplicação dos termos deste Contrato de Mútuo.

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4.14. Electronic Signature. The Parties agree that this Loan Agreement may be electronically signed, in accordance with D4Sign, DocuSign, CertiSign or similar authentication procedures, even if it does not use a digital certificate issued in the ICP-Brasil standard, which the Parties recognize the legality, validity and legitimacy to legally constitute rights and obligations among themselves, as authorized by Article 10, §2º, of Provisional Measure No. 2,200-2 and by Article 784, §4º, of the Brazilian Code of Civil Procedure. The Parties also agree that the electronic signature of this Loan Agreement under the terms above does not prejudice its feasibility, and should be considered, for all legal purposes, as an extrajudicial enforcement order.

4.14. Assinatura eletrônica. As Partes concordam que o presente Contrato de Mútuo poderá ser assinado eletronicamente, de acordo com os procedimentos de autenticação D4Sign, DocuSign, CertiSign ou similares, ainda que não utilize certificado digital emitido no padrão ICPBrasil, ao qual as Partes reconhecem a legalidade, validade e legitimidade para constituir juridicamente direitos e obrigações entre si, conforme autorizado pelo artigo 10, §2º, da Medida Provisória nº 2.200-2, e pelo artigo 784, §4º, do Código de Processo Civil Brasileiro. As Partes concordam, ainda, que a assinatura eletrônica deste Contrato de Mútuo nos termos acima não prejudica a sua exequibilidade, devendo ser considerado, para todos os efeitos legais, como título executivo extrajudicial.

4.15. Effective Date. This Loan Agreement is effective for all Parties as of the date indicated therein, even if one or more Parties sign it by electronic means at a later date. In addition, even if any of the Parties electronically signs this instrument in a different place, the place of execution of this Loan Agreement is, for all purposes, the City of Belo Horizonte, Minas Gerais, as indicated below.

4.15. Data de vigência. Este Contrato de Mútuo entra em vigor para todas as Partes a partir da data nele indicada, mesmo que uma ou mais Partes o assinem por meios eletrônicos em uma data posterior. Além disso, mesmo que qualquer uma das partes assine eletronicamente este instrumento em um local diferente, o local de assinatura deste Contrato de Mútuo é, para todos os fins, a Cidade de Belo Horizonte, Minas Gerais, conforme indicado abaixo.

The Parties hereto have caused this Loan Agreement to be executed as of this date.	E, por estarem assim justas e contratadas, as Partes firmam o presente Contrato de Mútuo nesta data.

Belo Horizonte, June 2nd, 2025.	Belo Horizonte, 02 de junho de 2025.

ALPHA MINERALS BRAZIL PARTICIPAÇÕES LTDA.

/s/ João Paulo Agapito da Veiga Name/Nome: João Paulo Agapito da Veiga Title/Cargo: Officer/Administrador	/s/ Renato Aureo de Paula Gonzaga Name/Nome: Renato Aureo de Paula Gonzaga Title/Cargo: Officer/Administrador

BRAZIL ROYALTY CORP PARTICIPAÇÕES E INVESTIMENTOS LTDA.

/s/ Julia Sanchez Agapito da Veiga Name/Nome: Julia Sanchez Agapito da Veiga Title/Cargo: Officer/Administrador

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Appendix I.
Anexo I.

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